Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT
AND CONSENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of October 27, 2010, is by and among ROCK-TENN COMPANY, a Georgia corporation (the “Company”), ROCK-TENN COMPANY OF CANADA, a Nova Scotia unlimited liability company (the “Canadian Borrower”, and together with the Company, the “Borrowers”), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION (successor-by-merger to Wachovia Bank, National Association), as Administrative Agent and Collateral Agent and BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”), the Administrative Agent and the Canadian Agent are parties to that certain Amended and Restated Credit Agreement dated as of March 5, 2008 (as previously amended or modified and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1           Amendments to Section 1.1.

(a)           The definition of Attributed Principal Amount set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Attributed Principal Amount” means, on any day, with respect to any Permitted Securitization Transaction, (a) if a Permitted Securitization Subsidiary is a party to such Permitted Securitization Transaction, the aggregate principal, stated or invested amount of outstanding loans made to the relevant Permitted Securitization Subsidiary under such Permitted Securitization Transaction, (b) if  a Permitted Securitization Entity is a party to such Permitted Securitization Transaction, the aggregate cash consideration received as of the date of such sale or transfer by the Credit Parties and their Subsidiaries from the sale or transfer of Receivables during the calendar month in which such sale or transfer took place under such Permitted Securitization Transaction or (c) the aggregate principal amount of notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by (i) the relevant Permitted Securitization Subsidiary to the relevant lenders or purchasers of such instruments or interests under such Permitted Securitization Transaction or (ii) the Credit Parties and their Subsidiaries, and in the case of clauses (a) and (c)(i), the proceeds of which are used to finance, in whole or in part, the purchase by such Permitted Securitization Subsidiary of Securitization Assets in such Permitted Securitization Transaction.

(b)           The definition of Defaulting Lender set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Defaulting Lender” means any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, Bankers’ Acceptances, Acceptance Notes or Participation Interests, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified either Borrower, the Administrative Agent or the Canadian Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or the Canadian Agent, to confirm in a manner satisfactory to the Administrative Agent or the Canadian Agent, as applicable, that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock by a Governmental Authority in such Lender or any direct or indirect parent company thereof.

(c)           The definition of Fourth Amendment Effective Date is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Fourth Amendment Effective Date” shall mean November 1, 2010.

(d)           The definition of Joint Venture Investment set forth in Section 1.1 of the Credit Agreement is hereby deleted.

(e)           The definition of Liquidity Test is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Liquidity Test” has the meaning set forth in Section 6.18(a)(ii).

(f)           The definition of Permitted Joint Ventures set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Joint Ventures” means, collectively, (i) RTS Packaging, LLC, (ii) Seven Hills Paperboard, LLC, (iii) GraphCorr LLC, (iv) Greenpine Road LLC, (v) Pohlig Bros., LLC, (vi) Schiffenhaus California LLC, (vii) Schiffenhaus Canada Inc., (viii) Quality Packaging Specialists International, LLC, (ix) Display Source Alliance, LLC and (x) other Joint Ventures.

(g)           The definition of Permitted Securitization Entity is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Permitted Securitization Entity” means a Person (other than a Permitted Securitization Subsidiary, individual or Governmental Authority) that was established by a financial institution or Affiliate thereof to purchase or otherwise acquire assets for the principal purpose of securitization, and which purchase or acquisition of such assets is funded through the issuance of securities by such Person or by such Person incurring indebtedness; provided that a financial institution or Affiliate of a financial institution that purchases or acquires assets for the principal purpose of securitization shall also be considered a Permitted Securitization Entity.

(h)           The definition of Permitted Securitization Subsidiary set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Securitization Subsidiary” means any Subsidiary of the Company that (i) is directly or indirectly wholly-owned by the Company, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) is “bankruptcy remote”, (iv) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of Securitization Assets from the Company or one or more of its Subsidiaries, the securitization of such Securitization Assets and activities necessary or incidental to the foregoing, (v) if organized within the United States, meets S&P’s requirements for special purpose entities engaged in the securitization of assets, (vi) if organized within Canada or any province or territory thereof, meets the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction and (vii) if organized outside the United States and Canada (and any province or territory thereof), meets the requirements for special purpose entities engaged in the securitization of assets by any recognized rating agency operating in such jurisdiction; provided that if no requirements for special purpose entities exist in such jurisdiction, the Company shall certify to the Administrative Agent that no recognized rating agency is operating in such jurisdiction that customarily rates securitization transactions.

(i)           The definition of Permitted Securitization Transaction set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Securitization Transaction” means the transfer by the Company or one or more of its Restricted Subsidiaries of Securitization Assets to one or more (x) Permitted Securitization Subsidiaries or (y) Permitted Securitization Entities and, in  each case, the related financing of such Securitization Assets; provided that, in each case, (i) such transaction results in a legal “true sale” of receivables under the laws of the applicable jurisdiction, (ii) such transaction is non-recourse to the Company and its Restricted Subsidiaries under the laws of the applicable jurisdiction, except for Standard Securitization Undertakings and (iii) the aggregate Attributed Principal Amount for all Permitted Securitization Transactions at any time outstanding shall not exceed $275,000,000.

(j)           The definition of Pro Forma Basis set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting “or the Liquidity Test” after the reference to “Section 6.1(a)-(c)” set forth therein.

(k)           The definition of Standard Securitization Undertakings set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Standard Securitization Undertakings” means (i) any obligations and undertakings of the Company or any Restricted Subsidiary on terms and conditions consistent with the sale treatment of Securitization Assets in a transaction that results in a legal “true sale” of Securitization Assets in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction and (ii) any obligations and undertakings of the Company or any Restricted Subsidiary not inconsistent with the treatment of the transfer of Securitization Assets in a transaction as a legal “true sale” and otherwise consistent with customary securitization undertakings in accordance with the laws of the United States, Canada, any province or territory of Canada or other applicable jurisdiction; provided that Standard Securitization Undertakings shall not include any guaranty or other obligation of the Company and its Restricted Subsidiaries with respect to any Securitization Asset that is not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, creditworthiness or financial inability to pay of the applicable obligor with respect to such Securitization Asset.

(l)           The definition of Total Funded Debt set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Total Funded Debt” means, without duplication, the sum of:  (i) Consolidated Funded Debt and (ii) the Attributable Principal Amount of all Permitted Securitization Transactions.

1.2           Amendment to Section 2.10(b).  Sections 2.10(b)(iii) and (vi) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(iii)           Debt Issuances.  Immediately upon receipt by a Borrower or any Restricted Subsidiary of proceeds from any Debt Issuance (other than an Excluded Debt Issuance), the Company shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (vi) below); provided that (1) the Company shall not be required to prepay the Loans with the Net Proceeds from any Debt Issuance made pursuant to Section 6.3(j) to the extent such Net Proceeds are used to (I) repay the 2011 Senior Notes or the 2013 Senior Notes at maturity, (II) redeem, defease, repurchase, purchase prior to maturity or repay the 2011 Senior Notes, the 2013 Senior Notes or the 2016 Senior Notes in accordance with the terms of Section 6.18(a), (III) fund Permitted Acquisitions or (IV) prepay the Term Loans, in each case within one year after such Debt Issuance (it being understood that any such Net Proceeds that are not so used within such time period shall be promptly used, subject to the following clause (2), to prepay the Loans (such prepayment to be applied as set forth in clause (vi) below)), and (2) if the Net Proceeds from any unsecured Debt Issuance made pursuant to Section 6.3(j) are not used in accordance with clauses (I)-(IV) of this Section 2.10(b)(iii), the Company shall be required to prepay the Loans with such Net Proceeds only to the extent, and in the amount, that the aggregate principal amount of all unsecured Debt Issuances made pursuant to Section 6.3(j) and not used in accordance with clauses (I)-(IV) of this Section 2.10(b)(iii) exceeds $40,000,000.

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(vi)           Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.10(b) shall be applied as follows:

(A)           with respect to all amounts prepaid pursuant to Section 2.10(b)(i), first to Swingline Loans (ratably among Canadian Swingline Loans and U.S. Swingline Loans), and second to the Revolving Loans (ratably among Canadian Revolving Loans and U.S. Revolving Loans); and

(B)           with respect to all amounts prepaid pursuant to clauses (ii), (iii), (iv) and (v) of Section 2.10(b), (1) first, pro rata to the Term Loans (ratably to the remaining principal installments thereof); (2) second, to the Swingline Loans (ratably among Canadian Swingline Loans and U.S. Swingline Loans); and (3) third, to the Revolving Loans (ratably among Canadian Revolving Loans (other than Bankers’ Acceptance Advances), U.S. Revolving Loans and to a cash collateral account in respect of Bankers’ Acceptance Advances) (without a corresponding reduction to the Revolving Commitments).

Within the parameters of the applications set forth above, prepayments shall be applied first ratably to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities.  All prepayments under this Section 2.10(b) shall be subject to Section 2.19 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

1.3           Amendment to Section 5.11.  Section 5.11 of the Credit Agreement is hereby amended by inserting in the first sentence of subsection (d) thereof the parenthetical “(other than subsection (e) below)” after the word “Section” and by adding the following subsection (e) thereto to read as follows:

(e)           Notwithstanding the terms of this Section or any other term in this Credit Agreement or the other Credit Documents to the contrary, the Credit Parties shall not be required to (i) execute and deliver a Mortgage Instrument and related documentation with respect to any real Property, whether now owned (and not already subject to a Mortgage Instrument) or hereafter acquired, or any improvements constructed on any real Property, in each case after the Fourth Amendment Effective Date or (ii) execute and deliver any security documentation or take any action to grant a Lien on personal Property acquired after the Fourth Amendment Effective Date to the extent the Collateral Agent and the Company agree that the cost of obtaining a Lien on such personal Property is excessive in relation to the value afforded thereby (after taking into account the value of the existing Collateral at such time).

1.4           Amendment to Section 6.2(e).  Section 6.2(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e)           Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions on real property and statutory Liens of landlords and lessors, which in each case do not materially detract from the value of such property or impair the use thereof;

1.5           Amendment to Section 6.3.  Sections 6.3(c) and 6.3(i) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(c)           (i) Indebtedness (A) existing as of the Closing Date (including, without limitation, the 2011 Senior Notes, the 2013 Senior Notes, the Solvay Bonds and the SCC Tax and Deferred Cash Payments) and (B) with respect to any such Indebtedness in an outstanding principal amount in excess of U.S.$5,000,000 (other than the 2011 Senior Notes, the 2013 Senior Notes, the Solvay Bonds and the SCC Tax and Deferred Cash Payments), set forth on Schedule 3.18, (ii) unsecured Indebtedness of the Company, and guarantees of such Indebtedness by the Company’s Restricted Subsidiaries that are U.S. Guarantors, under the 2016 Senior Notes in an aggregate principal amount not to exceed U.S.$200,000,000 plus the principal amount of any add-on to the 2016 Senior Notes to the extent such add-on is incurred pursuant to this Section 6.3 (other than pursuant to this Section 6.3(c)(ii)) and (iii) renewals, refinancings, refundings or extensions of Indebtedness incurred or outstanding pursuant to clauses (i) or (ii) above in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension; provided that (A) the terms relating to principal amount, amortization, maturity, redemption, prepayment, covenants, defaults, remedies, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Credit Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, renewed or extended, (B) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, (C) such Indebtedness has a maturity no earlier than March 16, 2013 (or, with respect to the 2016 Senior Notes, March 15, 2016), (D) such Indebtedness shall be unsecured to the extent it refinances or otherwise replaces the 2011 Senior Notes or the 2013 Senior Notes  and (E) the Solvay Bonds may only be refinanced or refunded with new revenue bonds or other financing related to the Solvay Facility on terms and conditions no more restrictive in any material respect than, and no less favorable in any material respect to the Lenders than, the Solvay Bonds; it being understood and agreed that (1) if the Solvay Bonds are refinanced or refunded with new revenue bonds or other Indebtedness secured by the assets of Solvay LLC, the Company shall use commercially reasonable efforts to ensure that the new revenue bonds or secured Indebtedness permit Solvay LLC to become a U.S. Guarantor hereunder, (2) if the Solvay Bonds are refinanced or refunded with unsecured Indebtedness, such Indebtedness shall permit Solvay LLC to become a U.S. Guarantor hereunder and grant Liens on its Property in favor of the Collateral Agent and (3) the interest rate, yield and other economic terms for such new revenue bonds or other financing shall be at prevailing market rates at the time of such refinancing or refunding;

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(i)           [reserved];

1.6           Amendment to Section 6.4(f).  Section 6.4(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(f)           the Borrowers and the Restricted Subsidiaries may transfer Securitization Assets for fair market value to one or more Permitted Securitization Subsidiaries or Permitted Securitization Entities so long as such transfer is made to consummate a Permitted Securitization Transaction;

1.7           Amendments to Section 6.10.  Section 6.10 of the Credit Agreement is hereby amended in the following respects:

(a)           Section 6.10(d) is hereby amended and restated in its entirety to read as follows:

(d)           Investments in and loans to any Credit Party; provided, however, that the aggregate amount of all Investments in and loans to any Canadian Credit Party by the U.S. Credit Parties made after the Closing Date shall not exceed U.S.$300,000,000 at any one time outstanding;

(b)           Section 6.10(h) is hereby amended and restated in its entirety to read as follows:

(h)           Investments in Permitted Joint Ventures; provided that (i) the aggregate amount of such Investments made after the Closing Date shall not exceed $125,000,000 and (ii) the amount of such Investments (A) shall be calculated based on (1) with respect to Investments consisting of loans or Guaranty Obligations, the outstanding principal amount of such loans or the Indebtedness guaranteed, as applicable, (2) with respect to Investments consisting of cash capital contributions, the amount of such capital contributions and (3) with respect to all other Investments, the book value of such Investments at the time such Investments are made and (B) shall be reduced by the aggregate amount of any return on such Investments (including, without limitation, any return of capital or repayment of loans) to the extent such return has been realized;

(c)           The reference to “U.S.$15,000,000” contained in subsection (j) of Section 6.10 is hereby amended to read “U.S.$50,000,000.”

1.8           Amendments to Section 6.13.  The reference to “U.S.$30,000,000” contained in clause (iii) of the proviso in Section 6.13 of the Credit Agreement is hereby amended to read “U.S.$50,000,000.”

1.9           Amendments to Section 6.17.  Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.17           Capital Expenditures.

The Borrowers and their Restricted Subsidiaries will not permit Consolidated Capital Expenditures (excluding Consolidated Capital Expenditures made with proceeds of insurance) to exceed (a) for the fiscal year ending September 30, 2010, U.S.$115,000,000, plus the unused amount available for Consolidated Capital Expenditures under this Section 6.17 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year), (b) for the fiscal year ending September 30, 2011, $200,000,000 and (c) for the fiscal year ending September 30, 2012 and each fiscal year ending thereafter, U.S.$175,000,000 plus the unused amount available for Consolidated Capital Expenditures under this Section 6.17 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided that (i) the carry forward amount in subsection (c) shall not exceed $50,000,000 and (ii) with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry forward from the immediately preceding fiscal year, to the extent applicable.

1.10           Amendment to Section 6.18(a).  Section 6.18(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Borrowers will not, and will not permit any Restricted Subsidiary to:

(a)           redeem, repurchase, defease, purchase prior to maturity or prepay the 2011 Senior Notes, the 2013 Senior Notes, the 2016 Senior Notes or any Subordinated Debt, except:

(i)           in connection with any refinancing of the 2011 Senior Notes, the 2013 Senior Notes, the 2016 Senior Notes or any Subordinated Debt permitted by the terms of Section 6.3;

(ii)           so long as (A) any of the 2011 Senior Notes remain outstanding, (B) after giving effect to such redemptions, repurchases, defeasances, purchases or prepayments on a Pro Forma Basis, the sum of (I) uncommitted cash on the balance sheet of the Credit Parties plus (II) availability under the Aggregate Revolving Committed Amount plus (III) availability under all outstanding Permitted Securitization Transactions, shall be no less than $200,000,000 (the “Liquidity Test”) and (C) no Default or Event of Default shall have occurred and be continuing or would be directly or indirectly caused as a result thereof, redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or  the 2013 Senior Notes shall be permitted in an aggregate amount not to exceed:

(1) for all such redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made in any fiscal year, (x) $85,000,000 (the “Annual Limit”) plus (y) beginning with the fiscal year of the Company ending on September 30, 2011, the unused amount available under the Annual Limit for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided that, with respect to any fiscal year, any redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made during such fiscal year shall be deemed to be made first with respect to the Annual Limit and then with respect to any carry forward amount to the extent applicable; and

(2) for all such redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes made after the Closing Date, $170,000,000; provided that if the Leverage Ratio both before and after giving effect to any such redemption, repurchase, defeasance, purchase or prepayment on a Pro Forma Basis does not exceed 3.00 to 1.00, the Borrower may make additional redemptions, repurchases, defeasances, purchases or prepayments of the 2011 Senior Notes and/or the 2013 Senior Notes pursuant to this clause (ii) in an aggregate amount for all such additional redemptions, repurchases, defeasances, purchases or prepayments not to exceed $100,000,000 (it being understood and agreed that any redemption, repurchase, defeasance, purchase or prepayment of the 2011 Senior Notes and the 2013 Senior Notes that is permitted by this clause (2) at the time it is made shall thereafter be permitted by this clause (2) regardless of whether the conditions set forth in clauses (ii)(A), (ii)(B) and (ii)(C) above and the proviso in this clause (2) continue to be satisfied); and

(iii) so long as (A) the 2011 Senior Notes have been redeemed, repurchased, refinanced, defeased, purchased or prepaid in full, (B) after giving effect to such redemptions, repurchases, refinancings, defeasances, purchases or prepayments on a Pro Forma Basis, (1) the Leverage Ratio shall not exceed 3.00 to 1.00 and (2) the Liquidity Test shall be satisfied, and (C) no Default or Event of Default shall have occurred and be continuing or would be directly or indirectly caused as a result thereof, redemptions, repurchases, defeasances, purchases or prepayments of the 2013 Senior Notes and/or the 2016 Senior Notes shall be permitted (it being understood and agreed that any redemption, repurchase, defeasance, purchase or prepayment of the 2013 Senior Notes and the 2016 Senior Notes that is permitted by this clause (iii) at the time it is made shall thereafter be permitted by this clause (iii) regardless of whether the conditions set forth in clauses (iii)(A), (iii)(B) and (iii)(C) above continue to be satisfied);

ARTICLE II
CONSENT

In connection with this Amendment, the Canadian Credit Parties and the Canadian Agent may enter into at any time amendments to one or more Canadian Security Documents in order to make changes thereto to implement the terms of this Amendment and to conform such Canadian Security Documents to the Credit Agreement as revised by this Amendment.  The Required Lenders hereby consent to and hereby direct the Canadian Agent to enter into such amendments in forms approved by the Administrative Agent and the Canadian Agent in their reasonable discretion and to amend any applicable PPSA financing statement consistent with such amendments to the Canadian Security Documents.  The consent contained herein shall be effective only to the extent specifically set forth herein and shall not be deemed a consent to any transaction or future action on the part of any Credit Party requiring the Lenders consent or approval under the Credit Agreement.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1           Closing Conditions.  This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction (or waiver) of the following conditions on or prior to November 30, 2010:

(a)           Executed Amendments.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent, on behalf of the Required Lenders, and the Canadian Agent.

(b)           Executed Lender Consents.  The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto (each a “Lender Consent”), from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf.  The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.

(c)           Representations and Warranties.  The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the Amendment Effective Date (except for those which expressly relate to an earlier date).

(d)           No Default.  As of the Amendment Effective Date and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(e)           Fees and Expenses.

(i)           The Administrative Agent shall have received from the Borrowers, for the account of each Lender that executes and delivers a Lender Consent to the Administrative Agent by Noon (EST) on October 27, 2010 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 5 basis points on (A) the aggregate Revolving Commitments of such Consenting Lender (prior to giving effect to this Amendment) and (B) the outstanding principal amount of the Term Loans held by such Consenting Lender.

(ii)           The Administrative Agent shall have received from the Borrowers such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Moore & Van Allen PLLC shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.

(f)           Miscellaneous.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

4.1           Amended Terms.  On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)           It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)           This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)           The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the Amendment Effective Date (except for those which expressly relate to an earlier date).

(e)           As of the Amendment Effective Date and after giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

(f)           The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent or the Canadian Agent, as applicable, for the benefit of the applicable Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)           The Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3           Reaffirmation of Credit Party Obligations.  Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it, (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations, (c) the grant of all security interests granted by it pursuant to the Security Documents.  Each Guarantor hereby ratifies its Guaranty and acknowledges and reaffirms that it is bound by all terms of its Guaranty.

4.4           Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

4.5           Expenses.  The Credit Parties agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6           Further Assurances.  The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7           Entirety.  This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8           Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9           No Actions, Claims, Etc.  As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Collateral Agent, the Canadian Agent, the Lenders, or any of their respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.

4.10           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.11           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12           General Release.  In consideration of the Administrative Agent’s, on behalf of the Lenders, and the Canadian Agent’s willingness to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Collateral Agent, the Canadian Agent, the Lenders and each of their respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group in any way related to or connected with the Credit Documents and the transactions contemplated thereby.

4.13           Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	ROCK-TENN COMPANY

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer
	Date:	November 1, 2010

ROCK-TENN COMPANY OF CANADA

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer
	Date:	November 1, 2010

GUARANTORS:	PCPC, INC.
PREFLEX LLC
ROCK-TENN ASTRA, LLC
ROCK-TENN CANADA HOLDINGS, INC.
ROCK-TENN COMPANY OF TEXAS
ROCK-TENN CONVERTING COMPANY
ROCK-TENN LEASING COMPANY, LLC
ROCK-TENN MILL COMPANY, LLC
ROCK TENN PARTITION COMPANY
ROCK-TENN SERVICES INC.
ROCK-TENN SHARED SERVICES, LLC
ROCK-TENN XL, LLC
ROCKTENN – SOUTHERN CONTAINER, LLC
(successor to Southern Container Corp.)
TENCORR CONTAINERBOARD, LLC
(successor to TenCorr Containerboard Inc.)
WALDORF CORPORATION
ROCKTENN – SOLVAY, LLC
(successor to Solvay Paperboard LLC)

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer
	Date:	November 1, 2010

ALLIANCE DISPLAY COMPANY OF CANADA
LING INDUSTRIES INC.
LING QUEBEC INC.
WILCO INC.

	By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Vice President - Treasurer
	Date:	November 1, 2010

ADMINISTRATIVE/COLLATERAL AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION (successor-by-merger to Wachovia Bank, National Association), as a Lender and as Administrative Agent and Collateral Agent on behalf of the Required Lenders

	By:	/s/ Fareed Ajani
	Name:	Fareed Ajani
	Title:	Director

CANADIAN AGENT:	BANK OF AMERICA, N.A., acting through its Canada Branch, as Canadian Agent

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

EXHIBIT A

FORM OF
LENDER CONSENT

See Attached.

LENDER CONSENT

This Lender Consent is given pursuant to the Credit Agreement, dated as of March 5, 2008 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among ROCK-TENN COMPANY, a Georgia corporation (the “Company”), ROCK-TENN COMPANY OF CANADA, a Nova Scotia unlimited liability company (the “Canadian Borrower”; and, together with the Company, the “Borrowers”), the guarantors party thereto (collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION (successor-by-merger to Wachovia Bank, National Association), as administrative agent and as collateral agent on behalf of the Lenders (in such capacity, the “Administrative Agent”) and BANK OF AMERICA, N.A.,  acting through its Canadian Branch, as Canadian administrative agent for the Lenders (the “Canadian Agent”).  Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

The undersigned hereby approves the Fourth Amendment to Credit Agreement and Consent, to be dated on or about October 27, 2010, by and among the Borrowers, the Guarantors party thereto, the Administrative Agent, on behalf of the Lenders and the Canadian Agent (the “Amendment”) and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Credit Agreement.

Delivery of this Lender Consent by telecopy or other electronic means shall be effective as an original.

A duly authorized officer of the undersigned has executed this Lender Consent as of the ___ day of October, 2010.

as a Lender

By:
Name:
Title:

*

By:
Name:
Title:

* Second signature block only required to be signed if two signature blocks are required by such Lender.